                               ALLIANCE AGREEMENT


     This Alliance Agreement (the "Agreement") is entered into as of January 28, 2000 (the "Effective Date"), by and between Microsoft Corporation, a Washington corporation, located at One Microsoft Way, Redmond, Washington 98052 ("Microsoft"), divine interVentures, Inc., a Delaware corporation, with a business address at 4225 Naperville Road, Lisle, Illinois 60532 ("divine interVentures"), and Host Divine, Inc., a Delaware corporation, with a business address at 4225 Naperville Road, Lisle, Illinois 60532 ("Host Divine"). divine interVentures and Host Divine are collectively referred to herein as "Divine." Microsoft and Divine are sometimes referred to individually as a "Party", and collectively as the "Parties".


                                    Recitals

     Divine desires to establish a relationship with Microsoft pursuant to which Divine will develop and incorporate Microsoft products into Divine's hosting, messaging and collaboration services, and to develop its hosting competency on the Microsoft platform into a scaleable business model. Divine and its partner companies wish to differentiate themselves from their competition through, among other things, recognition as preferred providers of outsourced Microsoft software solutions.

     Microsoft desires to establish a relationship with Divine pursuant to which the Microsoft platform will become the preferred platform for Divine and its affiliated companies, including a commitment by Divine to encourage its affiliated companies to use the Microsoft platform and technologies for online products and services, wherever commercially practicable. In addition, Microsoft wishes to become the preferred platform upon which Divine will develop and market a broad array of hosting, messaging and collaboration services.

     The parties wish to enhance communications between their respective organizations regarding the marketplace, application hosting services, Microsoft software, new product development, customer satisfaction and other issues of mutual interest through the creation of a Digital Feedback Loop as set forth herein.

     NOW, THEREFORE, in consideration of the mutual promises as stated herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows.

                                   Agreement

1.   Definitions
     -----------

     1.1 "Digital Feedback Loop" is defined as the process pursuant to which the Parties will exchange information as detailed in Section 2.1.

     1.2 "Divine Affiliates" is defined as that set of third party partner companies in whom Divine has invested and owns more than a two percent (2%) equity share, as identified at www.divineinterventures.com/default.asp?M=zaibatsu and as shall be identified by Divine at each quarterly meeting of the Joint Board.

     1.3 "Incubator Habitat" is defined as an office facility that is leased or developed by Divine for Internet start-up companies, and where services such as facilities management, technology infrastructure, and 24x7 operations are provided by Divine for such companies.

                              Microsoft Confidential                      Page 1

     1.4 "Joint Board" is defined as the group of designated Divine representatives and Microsoft representatives responsible for the strategic direction of the Relationship as set out in Section 2.2, facilitating the Digital Feedback Loop, escalation of issues and opportunities, and other mutually identified tasks.

     1.5 "Microsoft platform" is defined is defined as Microsoft Windows NT/2000 Server, Exchange Server, SQL Server, SMS Server and Internet Information Server (as separate products and collectively as Microsoft BackOffice); complementary BackOffice products: Microsoft SNA Server and Microsoft Proxy Server; Microsoft Site Server, Microsoft Windows Media Technologies; 32-bit Windows and Microsoft Office; Windows CE; Internet Explorer; Microsoft Transaction Server; Microsoft Message Queue Server; Microsoft clustering technology; Microsoft's visual development tools:
     Visual Basic, Visual C++, Visual J++ and Visual Interdev (as separate products and collectively as Microsoft Visual Studio); BizTalk; Windows Distributed interNet Applications (DNA) and Component Object Model (COM, DCOM and COM+) architectures; and, as mutually agreed, successor products and technology.

     1.6 "Relationship" means the combination of the various components contemplated by this Agreement.

     1.7 "Term" is defined as the four year period of time commencing on the Effective Date and ending on the fourth anniversary of the Effective Date, unless terminated earlier in accordance with Section 10.

2.   Joint Obligations
     -----------------

     2.1 Digital Feedback Loop. Divine and Microsoft will cooperate to create a Digital Feedback Loop between the companies to create joint intelligence about the marketplace, Microsoft software, new product development, and customer satisfaction. To facilitate feedback regarding product marketing, sales and customer satisfaction, Divine and Microsoft will, subject to applicable confidentiality restrictions, share metrics and qualitative information about Microsoft-related customer wins and leads. Divine will provide reports, as such are mutually agreed between the Parties, regarding new sales data for the Microsoft platform for the purpose of helping Microsoft improve its products, marketing, sales and support as they relate to the hosted application environment. The Parties will meet quarterly, through the Joint Board, to review the Digital Feedback Loop process and suggest improvements or changes that may increase the effectiveness and efficiency of the information exchange.

     2.2 Joint Board. The Joint Board will be composed of an individual representing each of the following roles and/or positions, as such may be updated by the Parties from time to time: (a) from Microsoft: the Divine account executive, the Divine managing consultant, the Divine NSG representative; and (b) from Divine: the President of its host operation, the business development manager, the President of its web development group, and a public relations/marketing representative. The Joint Board shall meet at least quarterly during the Term to evaluate the Parties' progress against the obligations of this Agreement, and discuss appropriate methods to increase the overall value and performance of the Relationship, including cooperating in areas in addition to those identified in this Agreement, as well as other mutually agreed upon topics.

3.   Microsoft Obligations
     ---------------------

     3.1 Divine Training Roadmap. Within 60 days of the Effective Date, Microsoft will provide Divine with a training roadmap to assist Divine with service readiness for upcoming Microsoft product releases and solutions, including Windows 2000 and future versions of Microsoft BackOffice, as appropriate at the time. The roadmap shall contain information on the categories of Divine personnel that shall receive training on the Microsoft platform, including the number of personnel in each category; the curriculum targeted for each such category, during each of the respective 6 month periods to be identified therein. The roadmap will be reviewed every 6

                           Microsoft Confidential                         Page 2
     months by the Parties to ensure proper focus and to update it according to latest product release schedules.

4.  Divine Obligations
    ------------------

     4.1 Product Development. Divine will engage in new and existing product development efforts for web and application hosting products based on the Microsoft platform, wherever practicable. The Microsoft platform will be the preferred platform on which Divine will conduct such development efforts. Microsoft recognizes that the adoption of Microsoft technology need not be on an exclusive basis, and the Divine Affiliates will be free to offer their products on other platforms.


     4.2 Software for Customer-Oriented Activities. Divine agrees that it shall develop and maintain its existing and future data center infrastructure based on the Microsoft platform, wherever commercially reasonable.

     4.3 Process to Review Potential Barriers: In the event Divine determines that commercial or technical issues will prevent deployment of a product or service on the Microsoft platform, prior to making a final decision, Divine will provide Microsoft with an opportunity for consultation with Divine to evaluate the potential barriers and how they may be resolved in a timely and mutually satisfactory manner.

     4.4 Internal Use. Divine agrees that it shall develop and maintain its existing and future internal IT infrastructure based on the Microsoft platform, wherever commercially reasonable. Divine will complete the migration of its internal messaging service to Microsoft Exchange no later than February 15, 2000, and will implement SAP's ERP system to operate on the Microsoft Windows NT and SQL Server environment no later than March 31, 2000. Divine shall ensure that the Microsoft software it uses for its internal IT infrastructure is never more than one version behind the then-current version of each Microsoft software product, and that it shall exercise commercially reasonable efforts to keep all computers (desktops, servers, laptops, etc.) within its control in compliance with the foregoing requirement. In addition, Divine will use commercially reasonable efforts to encourage the Divine Affiliates to deploy the Microsoft platform in their operations and as the technology platform on which their services and/or products are based, and will encourage the Divine Affiliates to use the most recent version of such Microsoft products. Divine agrees to acquire at least $9,595,167 in desktop and server Microsoft software products during the Term. Pursuant to and subject to compliance with the terms of the applicable software license agreement, the Divine Affiliates shall have the right to utilize such software products. In the event that Divine fails, by the end of the Term, to acquire software valued at least at $9,595,167, Divine agrees to pay to Microsoft, within 30 days of the end of the Term, the difference between $9,595,167 and the amount of Microsoft software products actually purchased by Divine during the Term.


     4.5 Microsoft Consulting Services and Dedicated Technical Account Manager. During the Term, Divine will purchase a minimum of $4,660,174 Microsoft professional services in the form of Microsoft Consulting Services ("MCS") resources and a minimum of $1,067,430 in Microsoft Product Support Services in the form of a partial or Dedicated Technical Account Manager ("DTAM") to support Divine's product development, testing, implementation, and client support activities. The current breakdown of such amount is further detailed in Exhibit A. Divine shall purchase such services pursuant to the terms of the Microsoft Master Services Agreement with an effective date of November 1, 1999, executed between the Parties (the "MSA"). Divine shall execute a Microsoft Consulting Services Work Order, pursuant to which it will purchase MCS services, and Premier Support Services Description pursuant to which it will purchase support services. The initial MCS Work Order and Premier Support Services Description that Divine will purchase are attached hereto as Exhibit C and Exhibit D, respectively. Subsequent Work Orders and Services Descriptions shall be executed between the Parties to meet the purchase

                           Microsoft Confidential                         Page 3
     commitments of Divine as set forth in this Section and the attached Exhibit
     A. In the event that Divine fails, by the end of the Term, to purchase MCS services and PSS services valued at least at $4,660,174 and $1,067,430, respectively, Divine agrees to pay to Microsoft, within 30 days of the end of the Term, the difference between $4,660,174 and $1,067,430, and the amount of Microsoft MCS services or PSS services, as applicable, actually purchased by Divine during the Term. Divine shall have the right, as set forth in the MSA, to provide access to MCS and/or PSS Services to the Divine Affiliates, subject to Divine's compliance with all obligations and requirements of the MSA, including any applicable Work Order. In the event that Divine wishes to acquire MCS and/or PSS services in addition to those provided for herein, such purchases shall be according to the terms and conditions of the MSA and Exhibit A, as applicable.

     4.6 Training and Certification. No later than September 30, 2000, Divine agrees to have a minimum of 4 professional staff certified as Microsoft Certified Systems Engineers ("MCSEs"), and will increase such number by an additional 2 MCSEs for each Divine Incubator Habitat implemented by Divine during the Term. In addition, Divine agrees to have a minimum of 2 professional staff certified as Microsoft Certified Solution Developers ("MCSDs") no later than September 30, 2000.

     4.7 Incubators. Divine shall exercise commercially reasonable efforts to develop a Seattle-based Incubator Habitat within 15 months immediately following the Effective Date, consistent with Divine's current business model.

5.   No Trademark License.
     --------------------

Nothing in this Agreement or its performance shall grant either party any right, title, interest, or license in or to the other's names, logos, logotypes, trade dress, designs, or other trademarks. Divine shall only use the Microsoft mark depicted on Exhibit B hereto during the Term of this Agreement according to the specifications set forth in Exhibit B.

6.  Ownership; Proprietary Rights.
    -----------------------------

Each Party shall own all products and services developed by that Party and nothing herein is intended to, nor shall it be construed as, transferring any ownership rights or granting any licenses under the other Party's intellectual property except as may be specifically set forth in writing in any separate documentation accompanying such intellectual property. In the event that any development work is provided to Divine by MCS in connection with the Relationship, the ownership terms of any work performed by MCS shall be as set forth in the Work Order pursuant to which the services are procured.

7.   Non-Disclosure Agreement.
     ------------------------

     7.1 The Parties acknowledge and agree that the terms and conditions of the Microsoft Corporation Reciprocal Non-Disclosure Agreement entered into by and between the parties and dated November 3, 1999 (the "NDA"), attached hereto as Exhibit E and incorporated into this Agreement. The terms of this Agreement and all discussions and negotiations related thereto and all information exchanged pursuant hereto are considered Confidential Information as defined in the NDA.

     7.2 The Parties acknowledge that this Agreement, or portions thereof, may be required under applicable law to be disclosed, as part of or an exhibit to a Party's required public disclosure documents. If any Party is advised by its legal counsel that such disclosure is required, it will notify the others in writing and the Parties will jointly seek confidential treatment of this Agreement to the maximum extent reasonably possible, in documents approved by all Parties and filed with the applicable governmental or regulatory authorities.


8.   Representations and Warranties.
     ------------------------------

                           Microsoft Confidential                         Page 4

     8.1  By Divine

          (a) Divine warrants and represents that it has full and exclusive right and power to enter into and perform according to the terms of this Agreement.

          (b) Divine warrants and represents that its performance of activities pursuant to this Agreement will not violate any agreement or obligation between it and a third party.

          (c) Divine warrants and represents that it shall comply with all applicable local, state and federal laws, statutes and regulations, including specifically all laws prohibiting harassment of any kind in the workplace and shall comply with Microsoft's rules for its own employees while on Microsoft's premises. Divine assumes all responsibility for providing to its employees and subcontractors any training that may be required to ensure compliance with such laws and rules.

          (d) Divine shall have no right to make any other warranties or promises with respect to any products or property owned or provided to it by Microsoft pursuant to this Agreement which are not contained in written statements or documents accompanying that item, or the written warranty document accompanying the Microsoft products.

     8.2  By Microsoft

          (a) Microsoft warrants and represents that it has full and exclusive right and power to enter into and perform according to the terms of this Agreement.

          (b) Microsoft warrants and represents that its performance of activities pursuant to this Agreement will not violate any agreement or obligation between it and a third party.

          (c) Microsoft warrants and represents that it shall comply with all applicable local, state and federal laws, statutes and regulations, including specifically all laws prohibiting harassment of any kind in the workplace and shall comply with Divine's rules for its own employees while on Divine's premises. Microsoft assumes all responsibility for providing to its employees and subcontractors any training that may be required to ensure compliance with such laws and rules.

     8.3 Disclaimer of Warranty. The warranties set forth in this Section 8 are the only warranties made by the Parties and are in lieu of all other warranties, express, implied or statutory, including but not limited to implied warranties of merchantability and/or fitness for a particular purpose. There is no warranty of title or non-infringement with respect to any Microsoft products.

9.   Limitations of Liability.
     ------------------------

NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, PUNITIVE OR SPECIAL DAMAGES, ARISING OUT OF OR RELATED TO THIS AGREEMENT INCLUDING, WITHOUT LIMITATION, DAMAGES FOR LOSS OF BUSINESS PROFITS, BUSINESS INTERRUPTION, LOSS OF BUSINESS INFORMATION, AND THE LIKE, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. THIS SECTION SHALL NOT APPLY TO EITHER PARTY'S (A) ABILITY TO OBTAIN INJUNCTIVE OR OTHER EQUITABLE RELIEF, AND/OR (B) CONFIDENTIALITY OBLIGATIONS UNDER SECTION 7.

                           Microsoft Confidential                         Page 5

10.  Term and Termination.
     --------------------

     10.1 The Term of this Agreement shall begin on the Effective Date and shall continue in full force and effect until January 27, 2004, unless earlier terminated pursuant to Sections 10.2 or 10.3.

     10.2 Either Party may terminate this Agreement immediately for cause upon 30 days' prior written notice in the event the other party is in material breach of this Agreement and fails to cure the default within the 30 day period following written notice except that no "cure" period shall apply to breaches of the NDA or Section 7 of this Agreement. In the event of a breach of Section 7 or the NDA, the non-breaching party shall have the right to terminate this Agreement immediately upon notice to the other Party.

     10.3 This Agreement may be terminated immediately upon written notice by either Party in the event the other Party becomes insolvent or admits in writing its inability to pay its debts as they become due or makes an assignment for the benefit of creditors or if a petition under any bankruptcy act, receivership statute or the like, as they now exist or as they may be amended, is filed by the other Party or by any third party or an application for a receiver is made by anyone and such application is not resolved favorably to the other Party within ninety (90) days.

     10.4 Sections 4.4, 4.5, 6, 7, 8, 9, 10.4 and 11 shall survive termination or expiration of this Agreement for any reason.

11.  General
     -------

     11.1 Notices. All notices, authorizations, and requests required or desired to be given or made in connection with this Agreement will be in writing, given by certified or registered mail (return receipt requested), express air courier (charges prepaid) or facsimile, and addressed as follows (or to such other address as the party to receive the notice or request so designates by notice to the other):

          To Divine:                      To Microsoft:

          divine interVentures, Inc.      Microsoft Corporation
          4225 Naperville Road            One Microsoft Way
          Suite #400
          Lisle, IL 60532                 Redmond, WA  98052-6399
          Attn: Lynn Wilson               Attn: Thomas Koll
          Title: Vice President           Title: Vice President, NSG
          Phone: (630) 799-7500           Phone: (425) 936-8080
          Fax: (630) 799-7501             Fax: (425) 936-7329

          Copy to: Larry Freedman, General Counsel  Copy to: Law & Corporate Affairs
               Fax: (630) 799-7501               Fax:  (425) 936-7329

     If a notice is given by either party by certified or registered mail, it will be deemed received by the other party on the third business day following the date on which it is deposited for mailing. If a notice is given by either party by air express courier, it will be deemed received by the other party on the next business day following the date on which it is provided to the air express courier. If a notice is given by facsimile, it will be deemed received by the other party upon confirmation of receipt.

     11.2 Relationship of Parties. Nothing in this Agreement shall be construed as creating an employer-employee relationship, a partnership, agency, franchise or a joint venture between Microsoft and Divine and neither Party shall have the right, power or authority to obligate or bind the other in any manner whatsoever without its prior written consent. The non-employing Party will not be responsible for any of the below-referenced payments, obligations, taxes or benefits.

                           Microsoft Confidential                         Page 6

     Each Party shall be responsible with respect to its own employees and/or subcontractors, including, without limitation, for (a) withholding and payment of FICA, FUTA and all other payroll and employment related taxes and amounts relating to services performed by staff under this Agreement;
     (b) providing all insurance or other employment related benefits to staff;
     (c) proper payment of wages to staff, including overtime when due, in accordance with the Fair Labor Standards Act, the Contract Work Hours and Safety Standards Act, where applicable, and corresponding state law and regulations; (d) providing any accommodation required under the Americans with Disabilities Act or corresponding state law and regulations; (e) verifying that all staff possess valid work authorization in accordance with the Immigration Reform and Control Act.

     11.3 Governing Law; Attorneys' Fees. This Agreement shall be governed by the laws of the State of Washington as though entered into between Washington residents and to be performed entirely within the State of Washington. Divine further consents to jurisdiction by the state and federal courts sitting in the State of Washington. Process may be served on either party by regular mail, postage prepaid, certified or registered, return receipt requested. In any action or suit to enforce any right or remedy under this Agreement or to interpret any provision of this Agreement, the prevailing Party shall be entitled to recover its costs, including reasonable attorneys' fees.

     11.4 Assignment. This Agreement shall be binding upon and inure to the benefit of each Party's respective successors and lawful permitted assigns. Notwithstanding the foregoing, Divine may not assign this Agreement, or any rights or obligations hereunder, whether by contract or by operation of law, except with the express written consent of Microsoft, which consent shall be granted or withheld in Microsoft's sole discretion. Any attempted assignment in violation of this Section shall be void. For purposes of this Agreement, an "assignment" under this Section shall be deemed to include, without limitation, the following: (a) a merger of Divine where Divine is not the surviving entity; (b) any transaction or series of transactions whereby a third party acquires the power to control the management and material policies of Divine, whether through the acquisition of voting securities, by contract, or otherwise; or (c) the sale of more than 50% of Divine's assets (whether in a single transaction or series of related transactions). In the event of such assignment or attempted assignment, Microsoft shall have the right to immediately terminate this Agreement upon written notice.

     11.5 Construction. In the event that any provision of this Agreement conflicts with governing law or if any provision is held to be null, void or otherwise ineffective or invalid by a court of competent jurisdiction,
     (i) such provision shall be deemed to be restated to reflect as nearly as possible the original intentions of the Parties in accordance with applicable law, and (ii) the remaining terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect. Failure by either Party to enforce any provision of this Agreement will not be deemed a waiver of future enforcement of that or any other provision. This Agreement has been negotiated by the Parties and their respective counsel and will be interpreted fairly in accordance with its terms and without any strict construction in favor of or against either Party. The section headings used in this Agreement are intended for convenience only and shall not be deemed to affect in any manner the meaning or intent of this Agreement or any provision hereof.

     11.6 Conflict. In the event of any conflict between the terms of this Agreement and the Reciprocal Non-Disclosure Agreement, the Microsoft Master Services Agreement, and the software license agreement, the terms of the agreement in question shall govern, but only with respect to the services, rights, and obligations set forth therein.

     11.7 Entire Agreement. This Agreement does not constitute an offer by either Party and it shall not be effective until signed by both Parties. This Agreement and the attached Exhibits A - E constitute the entire agreement between the Parties with respect to the subject matter hereof and merges all prior and contemporaneous oral and written communications. It shall not be modified except by a written agreement dated subsequent to the date of this Agreement and signed on behalf of Microsoft and Divine by their respective duly authorized representatives. Except as otherwise

                           Microsoft Confidential                         Page 7
     provided herein, the Reciprocal Non-Disclosure Agreement, the Microsoft Master Services Agreement and the software license agreement are governed by their own terms.

IN WITNESS WHEREOF, the Parties have entered into this Agreement as of the Effective Date written above.

MICROSOFT CORPORATION                        DIVINE INTERVENTURES, INC.


By (sign): /s/ Thomas Koll                   By (sign): /s/ Lynn S. Wilson
          ----------------------------------   -------------------------------
Name (print) Thomas Koll                     Name (print)  Lynn S. Wilson
            --------------------------------     -----------------------------

Title Vice President Network Solutions Group Title         E.V.P. & CIO
     ---------------------------------------      ----------------------------

Date             January 28, 2000            Date      January 28, 2000
    ----------------------------------------     -----------------------------


HOST DIVINE, INC.


By (sign): /s/ Lynn S. Wilson
          --------------------------

Name (print)   Lynn S. Wilson
            ------------------------

Title          President
     -------------------------------

Date       January 28, 2000
    --------------------------------

                           Microsoft Confidential                         Page 8

                                   EXHIBIT A

                         SERVICES PURCHASE REQUIREMENTS


Divine will purchase a minimum of $4,660,174 of consulting services over the term of the agreement. The current minimum usage of those services is shown in the following table:

Consulting

               2000         2001          2002          2003          Total
             $826,201    $1,158,300    $1,274,130    $1,401,543    $4,660,174

A rate of $225 per hour will be used for all consulting services provided by MCS in the first year of the Term. This rate will increase by 10% in each of the subsequent three years of the Term (to $247.50 in 2001, $272.25 in 2002, and $299.48 in 2003). To recognize our long-term Relationship, MCS will provide a 10% discount off of these rates.

Divine must engage at least two full-time MCS resources at any given time throughout the Term.

Divine shall purchase a minimum of $1,067,430 of PSS services during the term of the agreement, and a minimum of $80,000 of services during the first year of such term.

                           Microsoft Confidential                         Page 9

                                   EXHIBIT B



The Mark:

                                [Microsoft/R/ LOGO]

Specifications:

1. Divine may only use the Mark in connection with services when promoting, distributing, or selling Microsoft products. Divine may use the Mark solely in white papers, advertising, collateral, and other marketing materials for the Relationship, and may not use the Mark on any of Divine's products or other services.

2. Divine's company name or logo must appear on any materials where the Mark is used and must be at least as prominent as the Mark.

3. Divine may use the Mark only as provided by Microsoft electronically and in hard copy form. Divine may not alter the Mark in any manner.

4. The Mark may not be used in any manner that expresses or might imply Microsoft's affiliation, sponsorship, endorsement, certification, or approval, other than as contemplated by the Agreement.

5. Divine may not combine the Mark with any other object, including, but not limited to, other logos, words, graphics, photos, slogans, numbers, design features, or symbols. The Mark must appear by itself, with a minimum spacing (the height of the Mark) between each side of the Mark and other graphic or textual elements.

6.   Minimum size for the Mark is 3/4" or 2 cm in width.

7. Divine may not use the Mark, in whole or in part, as part of its company name, domain name, product or service name, logo, trade dress, design, slogan, or other trademarks.

8.   The Mark may not be used as a design feature on any materials.

9.   The Mark may not be imitated in any manner in any materials.

10.  The Mark shall include the appropriate (R) symbol as shown in this Exhibit.

11. The Mark shall be attributed to Microsoft Corporation in all materials where it is used, with the attribution clause: "Microsoft is a registered trademark of Microsoft Corporation in the United States and other countries and is used by Divine under license."

                           Microsoft Confidential                        Page 10

                                   EXHIBIT C

                                MCS WORK ORDERS



                             Microsoft Confidential                      Page 11

                         MICROSOFT CONSULTING SERVICES
                           MASTER SERVICE AGREEMENT
                       WORK ORDER NO. 020- MCS Midwest


This Work Order is made pursuant to the Microsoft Master Consulting Services Agreement (the "Agreement") effective on 01 NOVEMBER, 1999, by and between divine interVentures ("Customer") and Microsoft Corporation ("Microsoft") and is incorporated therein by reference. Capitalized terms not otherwise defined have the meanings provided in the Agreement.

1. Services. MCS shall perform the services identified below for Customer. Dates provided herein are estimates only.

     MCS will provide consulting services to divine interVentures' IT staff related to designing and implementing divine interVentures' network and messaging infrastructure.


2. Rates. The hourly rates shown below shall be applicable to this Work Order. Any total fee stated herein is an estimate only.


     An MCS Associate Consultant at $202.50 per hour for an estimated 1,040 hours.
     An MCS Senior Consultant at $202.50 per hour for an estimated 520 hours. An MCS Senior Consultant at $202.50 per hour for an estimated 520 hours.

     Total Estimated Fee: $421,200.00

     Local travel will be waived for this work order.

     Microsoft shall invoice Customer monthly for services performed and expenses incurred during the previous period. Microsoft invoices for payment should be directed to Customer's representative for payment at the address shown below (Customer to provide).

     Contact:                        Mailstop (if any):
     Address:                        Telephone:
     City:                           Fax:
     State:        Zip:              Email:

     Purchase Order No. (if any):

3. Commencement Date. Services under this Work Order will begin on November 01, 1999. The Expiration Date of this Work Order is June 30, 2000, or such later date as the Work contemplated by this Work Order has been completed.

4.   Ownership and License.

     a. Any commercial off-the-shelf product of Microsoft or a third party ("Commercial Product") which is provided pursuant to this Work Order shall be licensed to Customer according to the terms of the end user license agreement packaged with such product.

     b. All rights in any computer code or materials developed by or for Microsoft or Customer independently of this Agreement that are provided pursuant to this Work Order ("Pre-Existing Work") shall remain the sole property of the party providing the Pre-Existing Work. Microsoft hereby grants Customer a non exclusive, perpetual, fully paid-up license to use, reproduce and modify the source code version of the Microsoft Pre-Existing Work, and to distribute the Pre-Existing Work, and derivatives thereof, to end users. Such distribution shall be pursuant to a license agreement that shall include (i) a license grant with a statement of ownership consistent with the terms of this Work Order; (ii) a prohibition against reverse engineering, decompiling and disassembly of code;
          (iii) a disclaimer of warranties and consequential damages on behalf of Customer suppliers; and (iv) the U.S. Government restricted rights clause as provided in Section 6 below. Customer hereby grants Microsoft a non-exclusive license to use, reproduce and modify any Pre-Existing Work of Customer for the sole purpose of rendering services under this Work Order.

     c. All rights in any computer code or materials (other than a Commercial Product or Pre-Existing Work) developed by MCS and provided to Customer in the course of performance of this Work Order ("Developments") shall be jointly owned by Customer and Microsoft. Each party shall be free to use, reproduce, modify and distribute pursuant to a license the Developments, without any obligation of accounting or payment of royalties. In addition, Customer may extend joint ownership of the Developments to its customer(s) on terms equivalent to this Work Order. Each party shall be the sole owner of any modifications that it makes based upon Developments.

     d. Any contract or other agreement between Customer and its customer(s) or distributee(s) regarding the Pre-Existing Work and the Developments shall allocate ownership thereof in accordance with the terms and conditions of this Section 4.

     e. Customer may sublicense the rights granted hereunder to its Affiliates. All rights not expressly granted are reserved.



5.   Indemnification.
     ----------------

     a. Microsoft agrees to defend Customer against, and pay the amount of any adverse final judgment (or settlement to which Microsoft consents) resulting from third party claim(s) that the Developments as provided by Microsoft infringe any United States copyright; provided that Microsoft is notified promptly in writing of the claim has the opportunity to assume sole control over its defense or settlement, and Customer provides reasonable assistance in the defense of the same.

     b. In the event Microsoft or Customer receives information concerning a copyright infringement claim related to the Developments, Microsoft may at its expense, either (i) procure for Customer the right to continue to distribute the alleged infringing Developments, or (ii) replace or modify the Developments to make them non-infringing, in which case, Customer shall thereupon cease distribution of the alleged infringing Developments.

     c. Microsoft shall have no liability for any infringement claim based on Customer's (i) specifications provided to Microsoft for such Developments; (ii) manufacture, marketing, distribution, or use of any Developments after written notice that Customer should cease such activity due to such a claim; (iii) combination of any Developments with a software or hardware product, program or data not supplied by Microsoft; or (iv) adaptation or modification of any Developments not performed by Microsoft.

     d. Customer agrees to defend Microsoft against, and pay the amount of any adverse final judgment (or settlement to which Customer consents) in connection with any claims arising under Section 5(c) above, or claims arising out of the distribution, marketing or use of the Developments; provided that Customer is notified promptly in writing of any such claim, and has the opportunity to assume sole control over its defense or settlement, and Microsoft provides reasonable assistance in the defense of the same.

     e. This Section 5 shall survive any termination of this Work Order or the Agreement.

6. U.S. Government Restricted Rights. Any Developments which Customer licenses or acquires under this Work Order provided to the U.S. Government pursuant to solicitations issued on or after December 1, 1995 are provided with the commercial license rights and restrictions described elsewhere herein. All Developments that may be provided to the U.S. Government pursuant to solicitations issued prior to December 1, 1995 are provided with "Restricted Rights" as provided for in FAR, 48 CFR 52.227-14 (JUNE 1987) or DFAR, 48 CFR 252.227-7013 (OCT 1988), as applicable.
     Customer is responsible for ensuring that the Developments are marked with the "Restricted Rights Notice" or "Restricted Rights Legend," as required.

THEREFORE, the parties have executed this Work Order in duplicate originals.



MICROSOFT CORPORATION                     divine interVentures
One Microsoft Way                         4225 Naperville Rd., Suite 400
Redmond, WA 98052-6399                    Lisle, IL 60532

By: /s/ Stephen King                      By: /s/ Lynn Wilson
    ------------------------------            -----------------------------
    Signature                                 Signature

Stephen King                                  Lynn Wilson
----------------------------------        -------------------------------------
Name (Print)                              Name (Print)

Practice Manager - MCS                        Executive Vice President & CIO
----------------------------------        -------------------------------------
Title                                     Title

01 NOVEMBER 1999                              01 NOVEMBER 1999
----------------------------------        -------------------------------------
Effective Date                            Date

                                   EXHIBIT D

                              SERVICES DESCRIPTION




                             Microsoft Confidential                      Page 12

                                       Premier Support Contract Number: ________

                MICROSOFT PREMIER SUPPORT SERVICES DESCRIPTION

This Premier Support Services Description ("Services Description") is entered into as of 28 January 2000 ("Effective Date") between Microsoft Corporation ("Microsoft") and Divine Interventures ("Customer"). This Services Description is an attachment to the Microsoft Master Services Agreement (Agreement), number_____, and is subject to all of the terms and conditions of that Agreement. The term of this Services Description is 12 months from the Effective Date.

1. OVERVIEW. This Services Description describes the specific areas of service, responsibilities, fees, and terms associated with Premier Support. Prerequisites and assumptions associated with providing these services are also included. Premier Support focuses on the following key areas of service:

 .    Account Management from an assigned Technical Account Manager ("TAM") to build and maintain technical relationships with Customer's key management and support staff and ensure each element of Premier Support meets Customer's business requirements.
 .    Proactive Services to help prevent problems and increase system availability.
 .    Information Services to equip Customer's staff with the
     latest knowledge on Microsoft products to enhance Customer's in-house support capabilities.
 .    Technical Support providing Customer staff round-the-clock access to
     Microsoft support professionals for rapid resolution of complex problems.

2. PREREQUISITES AND ASSUMPTIONS. This Services Description is based upon the following Prerequisites and Assumptions:

 .    Except where specifically noted, all services will be provided remotely from Microsoft to customer locations in the United States and Canada. Where onsite visits are mutually agreed, Customer will be billed for reasonable travel and living expenses. In addition, all services will be provided in the English language unless otherwise agreed to by Customer and Microsoft in writing.
 .    The Supported Products under this Services Description encompass United
     States and French Canadian versions of released Microsoft products except those listed at http://support.microsoft.com/support/supportnet/ suppobsolescence.asp in the Discontinued Products List. Overall incident resolution time for non-United States products may be longer to enable escalation to Microsoft subsidiaries outside of North America.
 .    A list of specific products eligible for pre-release support will be posted on the Premier Online Support website. The availability of support services for those pre-release products may vary, including limits on the hours or days of the week during which support is available.
 .    All services, including any additional services purchased shall be forfeited if not utilized during the term of this Services Description.

3. MICROSOFT RESPONSIBILITIES. Microsoft will provide the following Premier Support services:

3.1 Account Management. Account Management services are delivered by the TAM and are intended to help coordinate and streamline the support relationship. The TAM is Customer's advocate within Microsoft and facilitates a team that provides proactive services, technical support, and information services. The TAM also serves as the point of information delivery and customer feedback to the product groups, quality and testing labs, research and development, and other Microsoft groups. Customer should plan for the utilization of Account Management time to ensure sufficient TAM availability for Proactive Services.

a. Orientation and Planning Session. At the commencement of this Services Description, an Orientation and Planning session will be conducted with Customer management and staff to discuss the services available, gather input, and jointly develop a Service Delivery Plan. This meeting will be held via teleconference unless an onsite visit has been purchased.

b. Escalation Management. Incidents that require escalation to Microsoft technical and management resources will be closely managed to expedite resolution. It is important that Customer also provide an internal escalation process to facilitate communication between management levels in Microsoft and Customer as appropriate.

c. Service Delivery Plan. The Service Delivery Plan will represent a road map for using Premier Support services during the year. Components of the plan may include high-level objectives, overview of major projects, key satisfaction drivers, resource requirements, and a schedule of planned activities.

d. Status Meetings and Reporting. On a regular basis, a status report will be prepared which will summarize services delivered during the previous period and assess progress against the Service Delivery Plan. Status meetings will be conducted to discuss service activities, review and/or modify the service delivery plan, monitor Customer satisfaction levels, and discuss actions required. These meetings will be held via teleconference unless otherwise agreed.

3.2 Proactive Services. Proactive Services help Customer in planning and preparing for effective systems management and operations. Customer should plan for the utilization of Proactive Services to ensure sufficient TAM availability for Account Management activities. Proactive Services can include the following:

a. Support Consulting. Microsoft can provide support consulting to identify and help prevent common support issues to decrease the likelihood of system outages and reduce total costs.

b. Supportability Reviews. Microsoft can conduct supportability reviews to provide a systems assurance review of a plan for a specific system implementation, migration, or upgrade and may provide recommendations for a more stable and supportable environment. Each review is individually scoped and estimated prior to scheduling resources, and a written report is produced to document the review results. In order for Microsoft to complete a review during the term of this Services Description, applicable data must be submitted to Microsoft no later than 60 days prior to expiration.

3.3 Information Services. Information Services provide technical information about Microsoft products and support tools that enable Customer to implement and operate Microsoft products in an efficient and effective manner.

a. Premier Online Support website./1/ The Premier Online Support website provides secured access to the following information resources:
 .    Regularly updated Product Newsflashes documenting the key support and operational information about Microsoft products.
 .    Critical Problem Alerts notifying Customer in advance of potentially high-impact problems.
 .    Web Response tool for submitting and checking status on support incidents.
 .    Microsoft KnowledgeBase of technical articles and troubleshooting tools and guides used by Microsoft support professionals.

b. Participation in Expert Roundtables. Expert Roundtables are regularly scheduled teleconference discussions led by Microsoft program managers, developers and support professionals covering key areas of Microsoft technology.

c. Microsoft TechNet Plus Subscription. A single server license of TechNet Plus provides a comprehensive information resource distributed on CD-ROM that includes 300,000 pages of technical documentation, Resource Kits, and Service Packs.

d. Microsoft Developer Network Subscription. A Universal Edition - single user license of the Microsoft Developer Network provides an extensive collection of programming information, development toolkits, and sample code library delivered on CDROM.

3.4 Technical Support. Premier Support includes problem resolution services for technical issues involving Microsoft products.

a. Incident Submission and Resolution. An "incident" is defined as a single support issue and the reasonable effort(s) needed to resolve it. A single support issue is a problem that cannot be broken down into subordinate problems. If a problem consists of subordinate problems, each subordinate problem shall be considered a separate incident. Before Microsoft provides support for an incident, Customer and Microsoft's support professional(s) must agree on what the problem is and the parameters for an acceptable solution. An incident may require multiple telephone calls and off-line research to achieve final resolution.

     Customer will have preferred access to Microsoft support professionals 24 hours a day, 7 days a week. Incidents my be submitted via telephone or electronically through the Premier Online Support website by the Customer Support Manager ("CSM") and designated Customer Contacts. The incident severity will determine the response levels within Microsoft and the estimated response times are defined in the following table:

-----------------------------------------------------------------------------------------------------------------------------
Severity                          Definition                                                            Estimated Initial
                                                                                                          Response Time
-----------------------------------------------------------------------------------------------------------------------------
   A        .  System, Network, Server, or Critical Application down situation                               Immediate
               severely impacting customer production and/or profitability
            .  High-impact problem in which production, operations, or development are proceeding but impacted to the extent that production and/or profitability will be severely impacted within several days
-----------------------------------------------------------------------------------------------------------------------------
   B        .  High-impact problem where production is proceeding, but in a significantly               Immediate - 2 hours
               impaired fashion
            .  Time sensitive issue important to long-term productivity that is not causing an immediate work stoppage
-----------------------------------------------------------------------------------------------------------------------------
   C        .  Important issue which does not have significant current productivity                     Immediate - 4 hours
               impact for the customer
-----------------------------------------------------------------------------------------------------------------------------
   D        .  Issue requires no further action beyond monitoring for follow-up if needed                       N/A
-----------------------------------------------------------------------------------------------------------------------------

/1/ The current minimum requirements for accessing the Premier Online Support website include Internet Explorer 3.x or later (or Netscape Communicator 3.x or later), enabling the SSL port (443) if connecting from behind a firewall, SSL2.0 or 3.0, and enabling cookies. These requirements are subject to change at any time.

b. Hotfix Support. In situations where Microsoft cannot provide a satisfactory resolution to Customer's critical problem through normal support methods, Microsoft may engage its product development team to create a hotfix to the Microsoft product. Hotfixes are designed to address a specific Customer situation and may not be distributed outside the Customer organization without written consent from Microsoft. Hotfixes are not regression tested, although collections of hotfixes are periodically made available through rigorously tested Service Packs.

c. Remote Dial-In. At Customer's request, Microsoft will access Customer's system via remote dial-in to analyze problems. This is done with Customer's permission only, and Microsoft personnel will access only those systems authorized by Customer. Microsoft may provide Customer with software to assist with problem diagnosis and/or resolution. Such software is the property of Microsoft and will be returned to Microsoft promptly upon request.

d. Multivendor Coordination. Microsoft will work with your other key vendors to resolve problems in a heterogeneous environment. When problems reported on Microsoft products involve interactions with other vendors' products and Customer has a support agreement with that vendor, Microsoft will share diagnostic information and collaborate to provide a solution.

e. Onsite Emergency Support. In critical situations, Customer may request onsite emergency support as a separate and distinct billable service. Onsite emergency support is subject to Microsoft resource availability, and the tasks performed will vary based on the situation, environment, and business impact of the problem.

4. CUSTOMER RESPONSIBILITIES. This section describes the roles and responsibilities required by Customer. Microsoft's performance is predicated upon the following responsibilities being fulfilled by Customer in accordance with this Services Description.

 .    Customer will designate a Customer Support Manager (based in the United
     States or Canada) who will be responsible for leading the Customer team and will manage all Customer activities, tasks, and responsibilities associated with this Services Description.
 .    Customer will work with Microsoft to plan for the utilization of Account
     Management and Proactive Services based upon the service level purchased and will provide feedback to the TAM on a regular basis.
 .    Customer can designate four Named Contacts (including CSM) and each will be supplied with an individual account number.
 .    Customer may identify two types of Group Contacts as follows:
     . One type with shared account IDs that provide access to the Premier Online Support website for information content and the ability to submit incidents via web or telephone.
     . One type with shared account IDs that provide access to the Premier Online Support website for information content only.
 .    The CSM will manage Customer's process for submitting incidents to
     Microsoft and is responsible for establishing a process within Customer's organization for controlling the submission of incidents. Customer is responsible for setting the initial severity (A through C for new issues) and can request a change in severity at any time. The table below identifies severities that may be assigned to an incident and Customer responsibilities at each level:

--------------------------------------------------------------------------------
  Severity               Customer should be prepared to:
--------------------------------------------------------------------------------
 Severity A    .  Commit appropriate resources to be available to provide additional information within one day of Microsoft's request
               .  Make reasonable efforts to apply suggested solutions within a half day of receipt
--------------------------------------------------------------------------------
 Severity B    .  Begin the process required to provide additional information to resolve the problem within one day of Microsoft's request
               .  Make reasonable efforts to apply the solution provided by
                  Microsoft within one day of receipt
--------------------------------------------------------------------------------
 Severity C    .  Monitor and respond as necessary
--------------------------------------------------------------------------------
 Severity D    .  Monitor as necessary
--------------------------------------------------------------------------------

 .    Customer may be asked to perform problem determination activities as suggested by Microsoft. Problem determination activities may include performing network traces, capturing error messages, and collecting configuration information. Customer may also be requested to perform problem resolution activities including changing product configurations, installing new versions of software or new components, or modifying processes.
 .    Customer is responsible for implementing procedures necessary to safeguard the integrity and security of software and data from unauthorized access and to reconstruct lost or altered files resulting from catastrophic failures. Microsoft may be able to assist in reconstructing data files in the absence of sound backup procedures, but results cannot be guaranteed and these activities will be considered a separate and distinct billable service.

5. PREMIER SUPPORT FEES. Premier Support is a prepaid service and all fees and any applicable taxes are due upon acceptance of this Services Description and payable within 30 days. Prior to initiating service, Microsoft must be in receipt of a purchase order, check, or other acceptable form of payment.

-----------------------------------------------------------------------------------------------------------------------
 Option Selected                     Description of Services                                              Price (US$)
-----------------------------------------------------------------------------------------------------------------------
                     .  Up to 25% of TAM for Account Management and Proactive Services
                     .  1 Microsoft TechNet Plus (single server) subscriptions
[X] Quarter -        .  1 Microsoft Developer Network (Universal edition - single user) subscriptions
  Dedicated TAM      .  Unlimited user access to the Premier Online Support website                         $80,000
                     .  Up to 100 support incidents
                     .  1 onsite TAM visits (up to 4 days for the visit)
-----------------------------------------------------------------------------------------------------------------------

Customer may request changes or additions to this Services Description at any time. Additional services will be invoiced at the prevailing price at the time services are rendered or upon acceptance of an addendum to this Services Description. The following additional Premier Support services are available:

 .    Incidents
 .    On-Site Visits (such as Orientation and Planning Session and status meetings)
 .    Proactive Services

IN WITNESS WHEREOF, the parties have agreed to the terms and conditions of this Services Description as indicated below.

----------------------------------------------------------------------------
 MICROSOFT CORPORATION                DIVINE INTERVENTURES

By:                                   By: /s/ Lynn Wilson
   ---------------------------           ---------------------------
   Signature                             Signature

                                      Lynn Wilson
------------------------------        ------------------------------
Name (Print)                          Name (Print)

                                      Executive Vice President & CIO
------------------------------        ------------------------------
Title                                 Title

28 January 2000                       28 January 2000
------------------------------        ------------------------------
Date                                  Date
----------------------------------------------------------------------------

Microsoft and Customer Contacts:
  ------------------------------------------------------------------------------
  Customer Name:
  Divine Interventures
  ------------------------------------------------------------------------------

Contacts for questions and notices about this Service Description:

--------------------------------------------------------------------------------
              Microsoft                          Customer
--------------------------------------------------------------------------------
  Name: Mike Love                  Name:
--------------------------------------------------------------------------------
  Address:                         Address:
  7100 North State Highway 161
  Irving, TX 75039                 ---------------------------------------
                                   ---------------------------------------
                                   ---------------------------------------
--------------------------------------------------------------------------------
  Phone: (972) 756-7409            Phone: (   )
--------------------------------------------------------------------------------
  Email: michlove@microsoft.com    Email:
--------------------------------------------------------------------------------
  Facsimile: (972) 714-6334        Facsimile: (   )
--------------------------------------------------------------------------------

Customer Named Contacts:
Please provide full details for the CSM and each Named Contact. Any subsequent changes to the Named Contacts should be submitted to the TAM by the CSM.

--------------------------------------------------------------------------------
  CSM Name:                        Named Contact Name:
--------------------------------------------------------------------------------
  Address:                         Address:

  -----------------------------    ------------------------------
  -----------------------------    ------------------------------
  -----------------------------    ------------------------------
--------------------------------------------------------------------------------
  Phone:(   )                      Phone:(   )
--------------------------------------------------------------------------------
  Email:                           Email:
--------------------------------------------------------------------------------
  Facsimile:(   )                  Facsimile:(   )
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
  Named Contact Name:              Named Contact Name:
--------------------------------------------------------------------------------
  Address:                         Address:

  -----------------------------    ------------------------------
  -----------------------------    ------------------------------
  -----------------------------    ------------------------------
--------------------------------------------------------------------------------
  Phone:(   )                      Phone:(   )
--------------------------------------------------------------------------------
  Email:                           Email:
--------------------------------------------------------------------------------
  Facsimile:(   )                  Facsimile:(   )
--------------------------------------------------------------------------------

                                   EXHIBIT E

                 MICROSOFT RECIPROCAL NON-DISCLOSURE AGREEMENT


                             Microsoft Confidential                      Page 13

                MICROSOFT CORPORATION NON-DISCLOSURE AGREEMENT
                                 (RECIPROCAL)


     THIS AGREEMENT (the "Agreement") is made between MICROSOFT CORPORATION, a Washington, U.S.A. corporation ("MS"), and divine interVentures, inc. ("COMPANY") and entered into to be effective as of the 3rd day of November, 1999.

     In consideration of the mutual promises and covenants contained in this Agreement, the mutual disclosure of confidential information and confidential materials to each other, the parties hereto agree as follows:

1.   Definitions

     (a) "Discloser" shall mean the party to this Agreement as well as any Subsidiaries or agents of such party who disclose information of a confidential or proprietary nature to the other party to this Agreement or any of its Subsidiaries, in accordance with the terms and conditions of this Agreement.

     (b) "Recipient" shall mean the party to this Agreement as well as any Subsidiaries of such party who receive information of a confidential or proprietary nature from the other party to this Agreement and any of its Subsidiaries, in accordance with the terms and conditions of this Agreement.

     (c) "Confidential Information" means nonpublic information that Discloser designates as being confidential or which, under the circumstances surrounding disclosure ought to be treated as confidential. "Confidential Information" includes, without limitation, any and all Discloser product pricing information, the terms and conditions of any proposed (or actual) license agreement or other agreement concerning Discloser products, license negotiations, as well as any information or correspondence relating to released or unreleased Discloser software or hardware products, the marketing or promotion of any Discloser product, Discloser's business policies or practices, and information received from others that Discloser is obligated to treat as confidential. Confidential Information and/or Confidential Materials disclosed to Recipient by any Discloser Subsidiary and/or agents is covered by this Agreement.

     (d) Confidential Information shall not include any information that: (i) is or subsequently becomes generally publicly available without Recipient's breach of any obligation owed Discloser; (ii) became rightfully known to Recipient prior to Discloser's disclosure of such information to Recipient; or (iii) is independently developed by Recipient without use or access to the Confidential Information or Confidential Materials of the Discloser.

     (e) "Confidential Materials" shall mean any pre-release software and all tangible materials containing Confidential Information, including without limitation written or printed documents and computer disks or tapes, whether machine or user readable.

     (f) "Subsidiary" shall mean a company in which, on a class by class basis, more than fifty percent (50%) of the stock entitled to vote for the election of directors is owned or controlled by MS or COMPANY, as applicable, but only so long as such ownership or control exists. The cessation of such ownership or control shall not release Subsidiary of its obligation to comply with the terms and conditions of this Agreement for the period of time stated herein.

2.   Restrictions

     (a) Recipient shall not disclose any Confidential Information or Confidential Materials to third parties for five (5) years following the date of its disclosure by Discloser to Recipient, except to Recipient's Subsidiaries or consultants as provided below. However, Recipient may disclose Confidential Information or Confidential Materials in accordance with judicial or other governmental order, provided Recipient shall give Discloser reasonable notice prior to such disclosure and an opportunity to contest such order, and


                                                MS Contract Number: 507NSG-9336A
                                                                    ------------

Recipient shall comply with any applicable protective order or equivalent imposed as a condition of such disclosure.

     (b) Recipient shall take reasonable security precautions, at least as great as the precautions it takes to protect its own confidential information and confidential materials, to keep confidential the Confidential Information and Confidential Materials. Recipient may disclose Confidential Information or Confidential Materials only to Recipient's employees, Subsidiaries or consultants on a need-to-know basis. Recipient will have executed or shall execute appropriate written agreements with its employees, Subsidiaries and consultants sufficient to enable it to comply with all the provisions of this Agreement.

     (c) Recipient agrees to use the Confidential Information and Confidential Materials for the sole purpose of internal review in connection with Recipient's business relationship with Discloser. Confidential Information and Confidential Materials may not be otherwise used, disclosed, reproduced, summarized or distributed. Recipient agrees to segregate all Confidential Information and Confidential Materials from the confidential information and materials of Recipient and others in order to prevent commingling.

     (d) Recipient may not reverse engineer, decompile or disassemble any software disclosed to Recipient.

3.   Rights and Remedies

     (a) Recipient shall notify Discloser immediately upon discovery of any unauthorized use or disclosure of Confidential Information and/or Confidential Materials, or any other breach of this Agreement by Recipient, and will cooperate with Discloser in every reasonable way to help Discloser regain possession of the Confidential Information and/or Confidential Materials and prevent its further unauthorized use.

     (b) Recipient shall return all originals, copies, reproductions and summaries of Confidential Information or Confidential Materials at Discloser's request, or at Discloser's option, certify destruction of the same.

     (c) Recipient acknowledges that monetary damages may not be a sufficient remedy for unauthorized disclosure of Confidential Information or Confidential Materials and that Discloser shall be entitled, without waiving any other rights or remedies, to such injunctive or equitable relief as may be deemed proper by a court of competent jurisdiction.

     (d) Discloser may visit Recipient's premises, with reasonable prior notice and during normal business hours, to review Recipient's compliance with the terms of this Agreement.

4.   Miscellaneous

     (a) All Confidential Information and Confidential Materials are and shall remain the property of Discloser. By disclosing information to Recipient, Discloser does not grant any express or implied right to Recipient to or under Discloser's patents, copyrights, trademarks, trade secret information, or other intellectual property.

     (b) Any pre-release software provided by Discloser under this Agreement is provided "as is" without warranty of any kind. Recipient agrees that neither Discloser, its Subsidiaries nor its suppliers shall be liable for any damages whatsoever relating to Recipient's use of such pre-release software.

     (c) Any software and documentation provided under the Agreement is provided with RESTRICTED RIGHTS. Use, duplication, or disclosure by the Government is subject to restrictions as set forth in subparagraph (c)(1)(ii) of The Rights in Technical Data and Computer Software clause at DFARS 252.227-7013 or subparagraphs (c)(1) and (2) of the Commercial Computer Software--Restricted Rights at 48 CFR 52.227-19, as applicable. For software and documentation provided by Microsoft Corporation under this Agreement, the "manufacturer" for purposes of these regulations is Microsoft Corporation/One Microsoft Way/Redmond, WA 98052-6399.

     (d) Recipient agrees that it will not export or re-export (i) any Confidential Information or Confidential Materials, or (ii) any product (or any part thereof), process or service that is the direct product of the Confidential Information or Materials to any country, person, entity or end user that is subject to U.S. export restrictions. Recipient specifically agrees not to export or re-export products to: (A) any country to which the U.S. has embargoed or restricted the export of goods or services, which as of December 31, 1996 include, but are not necessarily limited to, Cuba, Iran, Iraq, Libya, North Korea, Sudan, and Syria, or to any national of any such country who Recipient knows intends to transmit or transport the products back to such country; (B) any end-user who Recipient knows will utilize the products in the design, development or production of nuclear, chemical or biological weapons; or (C) to any end-user who has been prohibited from participating in U.S. export transactions by any federal agency of the U.S. government.

     (e) The terms of confidentiality under this Agreement shall not be construed to limit either party's right to independently develop or acquire products without use of the other party's Confidential Information. Further, either party shall be free to use for any purpose the residuals resulting from access to or work with such Confidential Information, provided that such party shall maintain the confidentiality of the Confidential Information as provided herein. The term "residuals" means information in nontangible form, which may be retained by persons who have had access to the Confidential Information, including ideas, concepts, know-how or techniques contained therein. Neither party shall have any obligation to limit or restrict the assignment of such persons or to pay royalties for any work resulting from the use of residuals. However, the foregoing shall not be deemed to grant to either party a license under the other party's copyrights or patents.

     (f) This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof. It shall not be modified except by a written agreement dated subsequent to the date of this Agreement and signed by both parties. None of the provisions of this Agreement shall be deemed to have been waived by any act or acquiescence on the part of Discloser, its Subsidiaries, agents, or employees, but only by an instrument in writing signed by an authorized officer of Discloser. No waiver of any provision of this Agreement shall constitute a waiver of any other provision(s) or of the same provision on another occasion.

     (g) If either party employs attorneys to enforce any rights arising out of or relating to this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees. This Agreement shall be construed and controlled by the laws of the State of Washington, U.S.A., and both parties further consent to jurisdiction by the state and federal courts sitting in the State of Washington. Process may be served on either party by U.S.A. Mail, postage prepaid, certified or registered, return receipt requested, or by such other method as is authorized by the laws of the State of Washington, U.S.A.

     (h) Subject to the limitations set forth in this Agreement, this Agreement will inure to the benefit of and be binding upon the parties, their successors and assigns.

     (i) If any provision of this Agreement shall be held by a court of competent jurisdiction to be illegal, invalid or unenforceable, the remaining provisions shall remain in full force and effect.

     (j) All obligations created by this Agreement shall survive change or termination of the parties' business relationship.

5.   Suggestions and Feedback

     Either party may from time to time provide suggestions, comments or other feedback to the other party with respect to Confidential Information and Confidential Materials provided originally by the other party pursuant to the Digital Feedback Loop described in the November 22, 1999 Memorandum of Understanding (hereinafter "Feedback"). Both parties agree that all Feedback is and shall be entirely voluntary and shall not, absent separate agreement, create any confidentiality obligation for the party receiving the Feedback. However, the party receiving the Feedback shall not disclose the source of any feedback without the providing party's consent. Feedback shall be clearly designated as such and, except as otherwise provided herein, each party shall be free to disclose and use such Feedback as it sees fit, entirely without obligation of any kind to the other party. The foregoing shall not, however, affect either party's obligations hereunder with respect to Confidential Information or Confidential Materials of the other party.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement.

COMPANY: divine interVentures, inc.        MICROSOFT CORPORATION
         --------------------------

Address: 4332 NAPERVILLE ROAD              One Microsoft Way
         --------------------------

         SUITE 400                         Redmond, WA 98052-6399  U.S.A.
-----------------------------------

         LISLE, IL 60532                   By: /s/ Thomas Koll
-----------------------------------            ----------------------------

By: /s/ Katharine Wolanyk                  Name: THOMAS KOLL
    -------------------------------              --------------------------

Name: KATHARINE WOLANYK                    Title: VICE PRESIDENT NETWORK
     ------------------------------                 SOLUTIONS GROUP
                                                  -------------------------
Title: VP & DEPUTY GEN. COUNSEL
     ------------------------------        Date: 2 Dec 99
                                                 --------------------------
Date: 23 Nov 99
     ------------------------------        MS Account Manager: Suren Singh
                                                               ------------


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